SUB-ITEM 77Q3

AIM FINANCIAL SERVICES

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 9/30/2007
FILE NUMBER 811-3826
SERIES NO.: 8


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                        2,220
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                        1,294
       Class C                                                          516
       Investor Class                                                16,372

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $26.45
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $26.28
       Class C                                                       $25.56
       Investor Class                                                $26.61